POWER OF ATTORNEY FOR FORMS 3, 4, AND 5

	I hereby constitute and appoint Kerby E. Crowell my true and lawful attorney and agent to execute for and on my behalf Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
to do any and all things in my name which said person may deem necessary or advisable to complete the execution of any such Form 3, 4, or 5 and the filing of such forms and amended forms with the Securities and Exchange Commission and any other applicable regulatory authority; and I hereby approve, ratify, and confirm all that said person shall do or cause to be done by virtue of this
Power. This Power shall continue in effect until the earliest of (i) the date that I revoke it, (ii) the date that you resign as my attorney and agent hereunder, and (iii) one week after the filing of a Form 4 indicating that I am no longer subject to Section 16 reporting obligations

	In WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6 day of February 2004.




		Signature:/s/J. Berry Harrison

		Printed Name:  J Berry Harrison



		As witnessed by hand and seal on this
		23d day of February, 2004

		/s/Rita Stiner
		Notary Public State of Oklahoma
		My Commission expires